CONTACTS:

        Amy Varner                        Sabine Kortals
        Metzger Associates                Artemis Management Systems
        303.786.7000                      303.305.4107
        avarner@metzger.com               sabine_kortals@artemispm.com

        Merja Poysti                      Keith Windyolar
        Proha PLC                         Opus360
        +358 (0)20 4362 110               212.884.6436
        MerjaPoysti@proha.com             kwidyolar@opus360.com



                         OPUS360 CORPORATION TO COMBINE WITH
                         ARTEMIS MANAGEMENT SYSTEMS INC.
                                 - - - - - - - -

     Opus360 Procurement Solutions Provide a Strong Complement to
     Artemis Project and Resource Collaboration Solutions Offering

NEW YORK, April 11, 2001 - Opus360 (Nasdaq: OPUS), a leading provider of eBusiness software for acquiring and managing skilled professionals, announced today that it has signed a definitive agreement to combine with Artemis Management Systems Inc. -- a wholly-owned subsidiary of Proha PLC and a leading provider of world-class project and resource collaboration solutions.

Under the terms of the definitive agreement, Artemis, the project management and collaboration business of Proha, will combine with Opus360, which is expected to be renamed Artemis International Corporation. Artemis recorded proforma revenues of just under $70 million in 2000 and has been a profitable entity for the past four years.

"We believe the Opus360 services supply-chain management products will be appealing to our more than 2,000 global clients, as well as opening new markets through our worldwide distribution network, enabling more rapid expansion for Artemis " said Steve Yager, President and CEO of Artemis. "The Opus360 executive team will be a strong addition to our international management team, as both companies share a similar culture."

Yager is expected to serve as the CEO of the combined company. The Company is expected to continue to trade under the OPUS symbol on the Nasdaq National Market until the name change is completed.

Leading analysts such as Gartner Group continually recognize Artemis for its unsurpassed ability to execute. Clients will still have easy access to the high quality products through which Artemis has established its strong reputation over its 25-year history and will continue working with their existing account managers, enjoying the same level of service to which they are accustomed.

Artemis clients include Global 2000 corporations such as ABN AMRO Bank N.V., AIG, British Aerospace, Deutsche Bank, Ericsson Inc., The Goldman Sachs Group Inc., The Goodyear Tire and Rubber Company, ING Barings, Lockheed Martin, Marconi Plc, Nokia, Pfizer Inc., SBC Communications Inc. and Sun Microsystems Inc.

Recently named one of the top 100 e-Procurement solutions by iSource Business magazine, Opus360's software enables companies to better acquire and manage skilled professionals, allowing businesses to streamline their existing resources and reduce the cost of acquiring new talent.

"Opus360's web-based software products for the human capital management space will complement the Artemis portfolio of products," said Ari Horowitz, Chairman and CEO of Opus360. "We continue to believe that our market segment is ripe for consolidation with too many under-financed, small competitors. We believe that the combined companies can further leverage the Artemis extensive distribution network to include additional products through continued strategic M&A opportunities."

Horowitz will continue to serve in an executive capacity focused on corporate development and M&A activity and will continue to serve on the board of directors of the combined company.

In conjunction with the execution of the definitive agreement, the companies have entered into a bilateral distribution agreement effective immediately, to sell their full lines of products and services. The combined offerings, once fully integrated, will offer end-to-end solutions for services supply-chain management to Global 2000 customers that will include the ability to:

   o Define a business management architecture for a global view into all enterprise projects;

   o     Define individual project requirements;

   o     Estimate the resource requirements;

   o     Identify the potential internal available resources;

   o Procure resources through a web-based exchange to preferred suppliers;

   o     Manage resources through the project implementation;

   o     Track time and expenses;

   o     Provide alerts to project trends and potential budgetary excesses.

The proposed combination will result in the exchange of the stock of the Artemis subsidiary of Proha for 80% of the post-transaction issued and outstanding common stock of Opus360, and is subject to customary closing conditions, including the approval of the shareholders of each of Proha and Opus360 and the receipt by Opus360 of a fairness opinion. The transaction is expected to close some time in the second half of 2001.

ABOUT OPUS360 CORPORATION
Opus360 provides eBusiness software that enables companies to manage and acquire skilled professionals strategically. Recently named one of the top 100 technology companies by Forbes magazine and one of the top 100 eProcurement providers by iSource Business magazine, Opus360's software enables businesses to get more work done with the employees they have and reduce the cost of acquiring skilled professionals. Opus360 has sold its products and services to leading corporations, professional services and staffing firms such as Lucent Technologies (NYSE: LU), Computer Sciences Corporation (NYSE: CSC), CompuCom (Nasdaq: CMPC), Computer Task Group (NYSE: CTG) and Global Managed Services. Opus360 is a Safeguard Scientifics (NYSE: SFE) partner company. For more information, visit the Opus360 Website at www.Opus360.com.

ABOUT ARTEMIS MANAGEMENT SYSTEMS INC.
Artemis Management Systems Inc., a wholly owned subsidiary of Proha PLC, is a leading provider of project and resource collaboration solutions. Our unique Business Management Architecture(R)is the only total solution that maximizes business performance by helping enterprises transform their strategies into results. Artemis' unique combination of integrated and scalable project and resource management software products and consulting services is designed to meet IS/IT, capital program and new product development application needs. Artemis(R)provides strategic portfolio management and project and resource collaboration solutions to thousands of customers worldwide, including Global 2000 companies such as: ABN AMRO Bank N.V., American International Group. Inc., BAE SYSTEMS, The Boeing Company, Deutsche Bank, Ericsson Inc., The Goldman Sachs Group Inc., The Goodyear Tire and Rubber Company, ING Barings, Lockheed Martin, Marconi Plc, Nokia, Pfizer Inc., SBC Communications Inc. and Sun Microsystems Inc. Headquartered in Boulder, Colorado, Artemis operates through its international network of 40 offices in more than 27 countries worldwide. For more information, visit the Artemis Website at www.artemispm.com.

ABOUT PROHA PLC
Proha focuses its IT products on management in the Internet age, including project management, financial management and Internet technologies. The company was listed on the NM-list of the Helsinki Exchange in October 1999. After the listing, the company has grown very rapidly through acquisitions and organic growth in sync with its strategy. The pro forma net turnover of Proha is approximately U.S. $90 million. The Proha Group employs over 600 staff in Finland, the United States, Great Britain, France, Germany and Japan. For more information, visit the Proha Web site at www.proha.fi.

FORWARD LOOKING STATEMENTS
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding Artemis Management Systems' and Opus360's growth and profitability, growth strategy, operating expense reduction targets and trends in the industry in which Artemis Management Systems and Opus360 operate. These forward-looking statements are based on current expectations and are subject to a number of risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements are detailed in the documents filed by Opus360 with the Securities and Exchange Commission including but not limited to those contained under the risk factors section of the Opus360 Annual Report on Form 10-K dated December 31, 2000. Artemis Management Systems and Opus360 assume no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements or for prospective events which may have a retroactive effect.